Exhibit 10.3
Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. Redacted portions are indicated with the notation “[***]”

2023 MANAGEMENT LONG-TERM INCENTIVE PLAN
The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Flotek Industries, Inc. (the “Company”) hereby establishes this 2023 Management Long-Term Incentive Plan (the “Plan”) to permit the Company to grant Awards to certain officers and employees pursuant to the Flotek Industries, Inc. 2018 Long-Term Incentive Plan, as amended (the “LTIP”). Capitalized terms used herein shall have the meanings given said terms in the LTIP.
Awards pursuant to this Plan shall be governed by the LTIP and evidenced by Award Agreements pursuant to the LTIP. The terms of the Award Agreements shall govern the terms of each Award pursuant to this Plan. This Plan does not establish any contract rights for any of the Participants.
Awards made under this Plan will be: (i) Restricted Stock Units subject to time vesting as provided in this Plan, (ii) Options based on the Company’s cumulative earnings before interest, taxes, depreciation, and amortization, and certain other adjustments (“AEBITDA”) during the period commencing January 1, 2023 and ending December 31, 2026 (the “Performance Period”).
RESTRICTED STOCK
(a)Restricted Stock Units (“RSUs”) will represent 75% of a Participant’s long-term incentive compensation pursuant to this Plan for non-executive officers and managers and will time vest ratably over 3 years.
(b)Restricted Stock Units will represent 25% of a Participant’s long term incentive compensation pursuant to this Plan for executive officers and will time vest ratably over 3 years.
AEBITDA PERFORMANCE OPTIONS
(a)The Company’s AEBITDA performance will represent 25% of the Participant’s long-term incentive compensation for Options under this Plan for non-executive officers and managers and will vest and become exercisable as to 75% of the Options if the cumulative 2023-2026 AEBITDA exceeds [***] and 100% if the cumulative 2023-2026 AEBITDA exceeds [***] during the Performance Period.
(b)The Company’s AEBITDA performance will represent 75% of the Participant’s long-term incentive compensation for Options under this Plan for executive officers and will vest and become exercisable as to 75% of the Options if the cumulative 2023-2026 AEBITDA exceeds [***] and 100% if the cumulative 2023-2026 AEBITDA exceeds [***] during the Performance Period.
(c)In the event that any of the Options have not vested in the Performance Period, such unvested Options shall be forfeited.
(d)Upon vesting, the Options may be exercised at any time (subject to legal or regulatory requirements) until the tenth anniversary of the grant date, at which time they will expire.

GENERAL PROVISIONS
(a)The Committee shall have the sole authority to make grants of Awards under this Plan, and determine the types of Awards and the terms of the Awards granted to any Participant under this Plan. The Committee may provide such other terms and conditions in the Awards under this Plan as it shall determine in its sole discretion and as provided in any Award Agreement. The Committee shall also have the sole authority to interpret this Plan and the Awards hereunder and determine AEBITDA and all other provisions of this Plan and the Awards hereunder and the Committee’s decisions shall be final and binding on all persons.
(b)Each Award hereunder shall be subject to and each Participant must with respect to Awards made hereunder agree to abide by any compensation recovery, recoupment, anti-hedging or other policy applicable to employees of the Company and its affiliates, as may be in effect from time to time, as approved by the Board or a duly authorized committee thereof or as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) or other applicable law. The terms and conditions of this Plan shall be deemed automatically amended as may be necessary from time to time to ensure compliance by Participant and this Plan with such policies, the Dodd-Frank Act, or other applicable law.
Approved October 24, 2023

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